Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ARMSTRONG ENERGY, INC.

ARMSTRONG ENERGY, INC., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1.     The name of the Corporation is Armstrong Energy, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 30, 2011. The Corporation was originally incorporated under the name Armstrong Land Company, Inc.

2.    This Amended and Restated Certificate of Incorporation of the Corporation (this “Certificate”), which restates, integrates and further amends the Certificate of Incorporation of the Corporation as heretofore amended, has been duly adopted by the Corporation’s Board of Directors (the “Board”) and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

3.    The text of the Certificate of Incorporation of the Corporation as heretofore amended is hereby amended, integrated and restated to read in its entirety as follows:

FIRST: The name of the Corporation is Armstrong Energy, Inc.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is (i) 70,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”) and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”). The Board is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)     Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

(b)     Number of Directors. The number of directors of the Corporation shall be fixed by the Board or by the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

(c)     Term of Directors. From and after the effectiveness of the amendment to, or restatement of, this Certificate first inserting this sentence, (i) each director shall be elected to a term expiring at the next annual meeting of stockholders, or until such director’s successor is duly elected and qualified and (ii) each director (including any director who was elected to a term expiring at the third annual meeting of stockholders following such director’s election or otherwise elected or appointed as a director at a time when the Board was divided into classes in accordance with Section 141(d) of the DGCL) shall be removable, at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

(d)     Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation only with the affirmative vote of holders of not less than 50% in voting power of the then outstanding shares of stock entitled to vote thereon, voting as a single class.

(e)    Vacancies. Any vacancies in the Board for any reason, and any newly created directorships resulting from any increase in the authorized number of Directors, may be filled (i) by a majority of the Directors then in office, though less than a quorum or by a sole remaining Director, (ii) by the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (iii) in accordance with any voting agreement of the stockholders.

SIXTH:

(a)Elimination of Certain Liability of Directors. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director. Without limiting the foregoing in any respect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the

Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(b)Indemnification and Insurance.

(i)Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or serves, in any capacity, any corporation, partnership or other entity in which the Corporation has a partnership or other interest, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, the Corporation shall indemnify any such person seeking indemnification pursuant to this subsection (b)(i) in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The Corporation may, by action of the Board, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(ii)Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SIXTH shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

(iii) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(iv) Severability. Any subsection of this subsection (b) of this Article SIXTH shall be deemed to be invalid or ineffective in any proceedings, the remaining subsections hereof shall not be affected and shall remain in full force and effect.

(v)Indemnification Agreements. The Corporation may enter into indemnification agreements with its directors and officers, as it may deem appropriate.

SEVENTH: Notwithstanding anything contained in this Certificate or the Bylaws of the Corporation to the contrary (and in addition to any other vote that may be required by applicable law or this Certificate), the affirmative vote of the holders of more than 50% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal any provision of this Certificate.

EIGHTH: The Corporation hereby elects not to be subject to the provisions of Section 203 of the Delaware Code.

NINTH: Any action that may be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent or consents are delivered in accordance with Section 228 of the DGCL. No other provision of this Certificate and no provision of the Bylaws of the Corporation (including, without limitation, no provision relating to the establishment of a record date for determining the stockholders entitled to take action by consent or relating to any type of review or inspection of any such consent) shall prohibit, limit or delay, in any manner or to any extent, the effectiveness of any consent of stockholders.

TENTH:

(a)Corporate Opportunities. Designated Parties (defined below) may own substantial equity interests in other entities and may make investments and enter into advisory service agreements and other agreements from time to time. Certain Designated Parties may also serve as employees, partners, officers or directors of other companies and, at any given time, certain Designated Parties may be in direct or indirect competition with the Corporation and/or its subsidiaries. The Corporation waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity (or any analogous doctrine) with respect to the Corporation to the Designated Parties. As a result of such waiver, no Designated Party shall have any obligation to refrain from: (A) engaging in or managing the same or similar activities or lines of business as the Corporation or any of its subsidiaries or developing or marketing any products or services that compete (directly or indirectly) with those of the Corporation or any of its subsidiaries; (B) investing in or owning any (public or private) interest in any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or any of its subsidiaries (including any Designated Party, a “Competing Person”); (C) developing a business relationship with any Competing Person; or (D) entering into any agreement to provide any service(s) to any Competing Person or acting as an officer, director, member, manager or advisor to, or other principal of, any Competing Person, regardless (in the case of each of (A) through (D)) of whether such activities are in direct or indirect competition with the business or activities of the Corporation or any of its subsidiaries (the activities described in (A) through (D) are referred to herein as “Specified Activities”). To the fullest extent permitted by law, the Corporation hereby renounces (for itself and on behalf of its subsidiaries) any interest or expectancy in, or in being offered an opportunity to participate in, any Specified Activity that may be presented to or become known to any Designated Party.

(b)Definitions. As used in this Article TENTH, the following definitions shall apply:

(i)“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person; with respect to any Designated Party, an “Affiliate” shall include (1) any Person who is the direct or indirect ultimate holder of “equity securities” (as such term is described in Rule 405 under the Securities Act of 1933, as amended) of such Designated Party, and (2) any investment fund, alternative investment vehicle, special purpose vehicle or holding company that is directly or indirectly managed, advised or controlled by such Designated Party, including any portfolio company.

(ii)“Designated Parties” means any investment fund sponsored or managed by Yorktown Partners LLC and any member of the Board who is not at the time an officer of the Corporation, and their respective Affiliates (other than the Corporation) and all of their respective interests in other entities (existing and future) that participate in the energy industry, as applicable.

(iii)“Person” means any individual, corporation, partnership, limited liability company, joint venture, firm, association, or other entity.

(c)Notice. To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article TENTH.

ELEVENTH:

(a)Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, or any directors, officers or employees or agents of the Corporation arising pursuant to any provision of the DGCL, this Certificate or the Bylaws of the Corporation, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees or agents governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or over which the Court of Chancery does not have subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH. If any provision or provisions of this Article ELEVENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article ELEVENTH (including, without limitation, each portion of any sentence of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

(b)Stockholder Consent to Personal Jurisdiction. To the fullest extent permitted by law, if any action the subject matter of which is within the scope of subsection (a) above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce subsection (a) above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer as of June 7, 2017.

ARMSTRONG ENERGY, INC.

By: /s/ Martin D. Wilson
Name:Martin D. Wilson
Title: President and CEO

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ARMSTRONG ENERGY, INC.
SIGNATURE PAGE